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                                                                   EXHIBIT 10.26



                          INTERNET STRATEGY GROUP LTD.

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made as of the 15th day of March 2000, by and between Quest Net Corp., a Florida the Company, (hereinafter referred to as the "Company '") and Internet Strategy Group Ltd., (hereinafter referred to as "Consultant").

                                    RECITALS:

         The Company is a telecommunication company, with its primary business focusing on wireless Internet sales and operations.

         Consultant, through its employees has certain expertise, experience, and capabilities in the telecommunication business.

         The Company desires to retain the services of Consultant, and Consultant has agreed to provide consulting services for the Company on the terms and conditions contained herein.

         NOW THEREFORE, in consideration of the promises herein contained and the following provisions, the parties agree to be legally bound as follows:

         1. STATUS OF CONSULTANT. The Company hereby retains Consultant, and Consultant hereby accepts such appointment by the Company, upon the terms and conditions set forth herein. Consultant is an independent contractor and Consultant will not be considered an employee of the Company for any purpose whatsoever.

         2. NATURE OF EMPLOYMENT. Consultant, will perform consulting and advisory services on behalf of the Company on an as-needed basis, not to exceed 60 hours per months. Consultant's duties will consist of providing advice and consultation with respect to all matters relating to or affecting the telecommunications business. In addition, Consultant will provide assistance to the Company with regard to new business ventures, evaluating and negotiating potential mergers, acquisitions, and other similar transactions, providing advice to the Company and its lawyers concerning corporate financing issues and corporate structure. Consultant will provide such assistance on an as-needed basis at the request of the Company's chief executive officer, other officers, and employees. Consultant will respond to all telephone calls from the aforementioned persons within a period of 24 hours from the time the call was placed. In addition, Consultant will meet with management from time to time, if requested by the Company. As a part of Consultant's services, it shall review the findings of employees of the Company concerning telecommunications matters and make suggestions. Consultant shall not enter into any agreement or contract on behalf of the Company, or commit the Company to any obligation without the prior approval of the Company.

         3. TERM OF EMPLOYMENT. Unless earlier terminated in accordance with other provisions contained herein, the term of this Agreement shall be 24 months commencing on the 15th day of March 2000 and expiring on April 1. 2002.





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         4. PLACE OF WORK. Consultant's services will be rendered largely at 244
Cape Road, Mill Park, Port Elizabeth, South Africa or from its offices in San Jose, California or London England, but Consultant will, on request, come to the Company or other places designated by the Company, to meet with representatives of the Company.

         5. EFFORTS OF CONSULTANT. Consultant shall devote its best efforts and skill to the performance of its duties as a Consultant to the Company's business. Consultant shall faithfully and diligently discharge its duties and responsibilities and shall exert its best efforts and abilities to maintain and preserve good relationships with suppliers, advertisers, customers, lessors, governmental agencies, and others having business dealings with the Company.

         6. COMPENSATION. The Company shall pay to Consultant and Consultant agrees to accept from the Company, in full payment for Consultant's services hereunder, a monthly consulting fee of Twenty Thousand and 00/100 Dollars ($20,000.00) during the first and $24,000 the second year plus 60,000 shares of Quest Net annually, to be issued every quarter in advance. Such fee shall be paid on the first of the month. The Company shall determine the work to be done by the Consultant, but the Consultant shall determine the legal means by which it accomplishes the work specified by the Company. The Company is not responsible for withholding, and shall not withhold, FICA or taxes of any kind from any payments that it owes the Consultant. Neither the Consultant nor its employees shall be entitled to receive any benefits which employees of the Company are entitled to receive and shall not be entitled to workers' compensation, unemployment compensation, medical insurance, life insurance, paid vacations, paid holidays, pension, profit sharing, or Social Security on account of their work for the Company.

         Consultant shall be entitled to receive an amount equal to 2% of any equity or debt financing consummated by the Company and introduced by or procured through the efforts of Consultant.

         Consultant shall be entitled to receive an amount equal to 2% of the value of any acquisition or merger consummated by the Company and introduced by or procured through the efforts of Consultant.

         In addition to any compensation received pursuant to this Section, the Company will reimburse or advance funds to the Consultant for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Consultant properly accounts for such expenses to the Company in accordance with the Company's practices.

         7. TERMINATION BY THE COMPANY.

                  (a) The Company may terminate the Consultant's engagement pursuant to the terms of this Agreement without cause. Such termination will become effective upon the date specified in such notice, provided that such date is at least 60 days from the date of such notice. Upon any such termination without cause:

                           (i) for a period equal to the remaining term of this
                  Agreement, had Consultant's engagement not been terminated, the Company will continue to pay the Consultant its compensation pursuant to Section 6.



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                  (b) The Company may terminate this Agreement at any time for cause by given written notice of termination. Such termination will become effective upon the giving of such notice, except that termination based upon clause (v) below shall not become effective unless the Consultant shall fail to correct such breach within 10 days of receipt of written notice thereof provided pursuant to the preceding sentence. Upon any such termination for cause, the Consultant shall have no right to compensation, under Section 6, for any period subsequent to the effective date of termination. For purposes of this
         Section 7, "cause" shall mean: (i) the Consultant is convicted of a felony which is related to the Consultants business or the business of the Company; (ii) the Consultant in carrying out his duties hereunder, has been found in a civil action to have committed willful gross negligence or willful gross misconduct resulting, in either case, in material harm to the Company; (iii) the Consultant misappropriates Company funds or otherwise defrauds the Company; (iv) the Consultant materially breaches any provision of Section 8 and (v) the Consultant materially fails to perform his duties under Section 2.

         8. PROTECTION OF TRADE SECRETS, NON-COMPETITION.

         (a) Consultant acknowledges that during the course of his association and employment with the Company he will be in contact with suppliers, advertisers, customers and others having dealings with the Company and will have access to trade secrets and other confidential information with regard to the business, operations, properties, accounts, books and records, sales, know-how, techniques, profits, customers, advertisers, suppliers, cost data, processes, procedures, pricing and other corporate activities of the Company (herein "Trade Secrets"). Consultant recognizes and agrees that the disclosure or improper use of such Trade Secrets to parties other than the Company will cause serious and irreparable injury to the Company. Accordingly, as an inducement for the Company to enter into this Agreement, Consultant makes the following additional agreements and commitment to the Company.

         (i) NON-DISCLOSURE OF TRADE SECRETS.

                           Consultant shall, at all times, keep secret and inviolate all Trade Secrets of the Company which Consultant now knows or may hereafter come to know.

         (ii) NON-REMOVAL.

                           Consultant shall at no time copy, remove from the Company's premises or retain without the Company's prior consent, any Trade Secrets, including, but not limited to, the Company's unpublished records, agreements, books and accounts, corporate documents, work papers, correspondence, customer lists, memoranda or copies or extracts from any of the foregoing, except as is required in the normal operation of the Company's business.




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         (b) NON-COMPETITION. Subject to the provisions hereinafter set forth,
Consultant agrees that for the term of this Agreement, he will not perform or offer or agree to perform services of the same or a similar nature to those performed under this Agreement for any other telecommunications company that sells or markets products or services that are competitive with the products or services offered by the Company, within any metropolitan area in the United States that the Company is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Consultant from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if Consultants employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Consultant from owning up to 5% of the securities of any publicly-traded enterprise provided Consultant is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. Provided, however, that should the Company be declared insolvent, file for bankruptcy, become unable to continue operations for any reason or, be found to be in violation of any provisions contained herein, the Consultant shall be released from the provisions of this Section 8.

         (c) SOLICITATION OF CUSTOMERS. During period in which the provisions of
Section 8 shall be in effect, the Consultant directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Section 8, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates has transacted business with, sold, purchased or provided goods or services to during the term of this Agreement.

         (d) NO PAYMENT. The Consultant acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 8. The Consultant agrees that the provisions in these paragraphs of Section 8 are reasonably necessary for the protection of the Company's business; that they are not unreasonably restrictive of his rights; and that he feels that any of these restriction placed upon him are not prejudicial to the public interest.

         (e) REMEDIES. It is mutually agreed that the remedy at law for any breach by Consultant of the foregoing subparagraphs of this Section 8 will be inadequate, and the Company shall be entitled to seek injunctive relief enforcing same in addition to any provisions of this Agreement.




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         9. COPYRIGHT. It is understood and agreed that the Company shall have the entire, exclusive and worldwide right, title and interest in and to any and all programs, program contents, scripts, tapes, broadcasts, recordings and other material or matters produced or created by Consultant or involving Consultant's services hereunder, it being mutually understood and agreed that the legal title to all such works and matters and all secondary and derivative rights therein shall be held by The Company which shall have the right to copyright the same and apply for copyright registrations and renewals thereof and to make whatever use thereof the Company deems advisable.

         10. GENERAL PROVISIONS.

         (a) INVALIDITY OF PROVISIONS. In the event that any provision or portion of a provision of this Agreement shall be held to be unreasonable or unenforceable by reason of the geographic or business scope of the duration thereof, or for any other reason, then in such event, such provision, or portion thereof shall nevertheless be effective and enforceable to the extent determined reasonable. Such unenforceability shall attach to such provision or portion thereof only to the extent of the specific finding of unenforceability, and in all other respects such provision or portion thereof shall be deemed enforceable, it being the intention of the parties that this Agreement be construed in all respects as if such invalid or unenforceable provision were omitted.

         (b) NON-ASSIGNABILITY. This Agreement is personal and shall not be assignable by Consultant. Also, this Agreement shall be assignable by The Company to any person or entity that acquires the entire assets of the Company.

         (c) APPLICABLE LAW. The local laws of the State of Florida shall govern this Agreement and the rights of the parties.

         (d) WAIVER OF BREACH. The waiver by The Company of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any subsequent breach by Consultant.

         (e) NOTICE. Any notice, election or other communication required or permitted to be given to a party pursuant to this Agreement shall be in writing and shall be determined to have been duly given when delivered by hand or sent by United States certified mail, return receipt requested, postage prepaid, as follows:


           As to Consultant:         Internet Strategy Group Ltd.
                                     244 Cape Road
                                     Mill Park
                                     Port Elizabeth, South Africa 6001


           As to The Company:        Quest Net Corp.
                                      299 NE 191st Street
                                      PH-8
                                      Aventura, FL 33`80


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         Either party may change his or its address for the purpose of this paragraph by written notice given in the manner herein provided.

         (f) ENTIRE UNDERSTANDING. This Agreement shall constitute the entire understanding between the parties with reference to the subject matter hereof, shall supersede all prior understandings or agreements, whether oral or written and shall not be altered, modified, or discharged except in a writing signed by the parties.

         (g) BENEFIT OF PARTIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Consultant and his personal representatives and the Company, its successors and permitted assigns.

         (h) RIGHT TO CONTRACT. The parties represent and warrant that each has the right to enter into this Agreement and to assume all obligations and grant all rights herein and that Consultant has neither made nor will make any contractual or other commitments which are in conflict with this Agreement.

         (i) LITIGATION. In the event of any cause of action, arbitration or litigation arising hereunder, all costs and reasonable attorney's fees of the prevailing party, including, without limitation, attorney's fees and costs at all administrative and appellate levels and in all bankruptcy proceedings, shall be paid by the other party.

         (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, by original or facsimile signature, all of which shall be deemed an original, but all of which shall be deemed to constitute but one instrument.


         IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.


                           Internet Strategy Group, Ltd.


                           By:/s/ Tortola Corporation Company Limited Director


                           Quest Net Corp.


                           By: /s/ Charles Wainer, President

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